     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2000

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        SALEM COMMUNICATIONS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        77-0121400
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                              4880 SANTA ROSA ROAD
                                   SUITE 300
                              CAMARILLO, CA 93012
                                 (805) 987-0400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                        SALEM COMMUNICATIONS CORPORATION
                           1999 STOCK INCENTIVE PLAN
                              (FULL TITLE OF PLAN)
                            ------------------------

                            JONATHAN L. BLOCK, ESQ.
                                GENERAL COUNSEL
                        SALEM COMMUNICATIONS CORPORATION
                              4880 SANTA ROSA ROAD
                                   SUITE 300
                              CAMARILLO, CA 93012
                                 (805) 987-0400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                   AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
   TITLE OF SECURITIES             TO BE             OFFERING PRICE PER      AGGREGATE OFFERING         REGISTRATION
    TO BE REGISTERED           REGISTERED(1)              SHARE(2)                PRICE(2)                  FEE
-------------------------------------------------------------------------------------------------------------------------
Class A common stock, par
  value $0.01 per
  share..................     1,000,000 shares            $11.0625              $11,062,500              $2,920.50
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also covers such additional undetermined number of shares of Class A common stock that may be issued from time to time as a result of the anti-dilution provisions of the Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) based on the average of the high and low prices for the Class A common stock as quoted on the Nasdaq National Market System on June 26, 2000, which is not more than five (5) business days prior to the above date of filing.
--------------------------------------------------------------------------------
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

                                  INTRODUCTION

     This registration statement on Form S-8 (the "Registration Statement") is filed by Salem Communications Corporation (the "Company") relating to 1,000,000 shares of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), issuable to eligible directors, officers, employees, consultants and advisors of the Company and its affiliates under the Salem Communications Corporation 1999 Stock Incentive Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
---------------
* Information required by Part I of Form S-8 constituting the requirements of a
  Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which previously have been filed by the Company with the Commission, are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, as filed with the Commission pursuant to the Exchange Act;

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, Registration Number 333-76649, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The consolidated financial statements included in the Company's Annual Report on Form 10-K incorporated herein by reference have been audited by Ernst & Young LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation and, therefore, is subject to the Delaware General Corporation Law. Subject to certain limitations, Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     The Company's Amended and Restated Certificate of Incorporation (filed as
Exhibit 3.01 to the Company's Form S-1 Registration Statement, Registration No. 333-76649) and Bylaws (filed as Exhibit 3.02 to the Company's Form S-1 Registration Statement, Registration No. 333-76649) contain provisions whereunder the Company will indemnify each of its officers and directors (or their heirs, executors or administrators, if applicable) and may indemnify any of its employees or agents to the fullest extent permitted by Delaware law. The indemnification provisions in the Company's Amended and Restated Certificate of Incorporation and Bylaws may permit indemnification for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, it is the Company's understanding that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company maintains insurance on behalf of any person who is or was a director or officer of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

       4.1*  Amended and Restated Certificate of Incorporation of the
             Company (filed as Exhibit 3.01 to the Company's Registration
             Statement No. 333-76649 on Form S-1).
       4.2*  Bylaws of the Company (filed as Exhibit 3.02 to the
             Registration Statement No. 333-76649 on Form S-1).
       5     Opinion and Consent of Gibson, Dunn & Crutcher LLP as to the
             legality of the securities being registered.
      23.1   Consent of Ernst & Young LLP, independent auditors.
      23.2   Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
             5 hereto).
      24     Power of Attorney (contained on the signature page hereto).

---------------
* Incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any Proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [SIGNATURE PAGES FOLLOW]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 29th day of June, 2000.

                                          SALEM COMMUNICATIONS CORPORATION

                                          By:  /s/ EDWARD G. ATSINGER III
                                            ------------------------------------
                                                   Edward G. Atsinger III
                                             President, Chief Executive Officer
                                                        and Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints ERIC H. HALVORSON and JONATHAN L. BLOCK his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

                SIGNATURE                                     TITLE                         DATE
                ---------                                     -----                         ----
        /s/ EDWARD G. ATSINGER III            President and Chief Executive Officer     June 29, 2000
------------------------------------------        (Principal Executive Officer)
          Edward G. Atsinger III

            /s/ DIRK GASTALDO               Vice President and Chief Financial Officer  June 29, 2000
------------------------------------------        (Principal Financial Officer)
              Dirk Gastaldo

            /s/ EILEEN E. HILL                Vice President, Financial Planning and    June 29, 2000
------------------------------------------                   Analysis
              Eileen E. Hill                      (Principal Accounting Officer)

        /s/ EDWARD G. ATSINGER III                           Director                   June 29, 2000
------------------------------------------
          Edward G. Atsinger III

          /s/ STUART W. EPPERSON                             Director                   June 29, 2000
------------------------------------------
            Stuart W. Epperson

          /s/ ERIC H. HALVORSON                              Director                   June 29, 2000
------------------------------------------
            Eric H. Halvorson

          /s/ RICHARD A. RIDDLE                              Director                   June 29, 2000
------------------------------------------
            Richard A. Riddle

                SIGNATURE                                     TITLE                         DATE
                ---------                                     -----                         ----
            /s/ ROLAND S. HINZ                               Director                   June 29, 2000
------------------------------------------
              Roland S. Hinz

           /s/ DONALD P. HODEL                               Director                   June 29, 2000
------------------------------------------
             Donald P. Hodel

                                                             Director                   June   , 2000
------------------------------------------
           Joseph S. Schuchert

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4.1*      Amended and Restated Certificate of Incorporation of the
              Company (filed as Exhibit 3.01 to the Company's Registration
              Statement No. 333-76649 on Form S-1).
    4.2*      Bylaws of the Company (filed as Exhibit 3.02 to the
              Registration Statement No. 333-76649 on Form S-1).
    5         Opinion and Consent of Gibson, Dunn & Crutcher LLP as to the
              legality of the securities being registered.
   23.1       Consent of Ernst & Young LLP, independent auditors.
   23.2       Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
              5 hereto).
   24         Power of Attorney (contained on the signature page hereto).

---------------

* Incorporated herein by reference.